As filed with the Securities and Exchange Commission on August 10, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

T. Rowe Price OHA Select Private Credit Fund
(Exact name of registrant as specified in its charter)

Delaware	88-6521578
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Vanderbilt Avenue, 16th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:
333-266378

Securities to be registered pursuant to Section 12(g) of the Act:
Class S Shares, par value $0.01 per share
Class D Shares, par value $0.01 per share
Class I Shares, par value $0.01 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are Class S common shares of beneficial interest, Class D common shares of beneficial interest, and Class I common shares of beneficial interest, par value $0.01 per share (collectively, the “Common Shares”) of T. Rowe Price OHA Select Private Credit Fund (the “Registrant”). For a description of the Common Shares being registered hereby, reference is made to the information contained in the sections entitled “Description of Our Common Shares,” “Suitability Standards,” “Distribution Reinvestment Plan” and “Share Repurchase Program” in the prospectus (the “Prospectus”) that forms part of the Registrant’s Registration Statement on Form N-2 (File No. 333-266378), initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on July 28, 2022 (as amended from time to time, the “Registration Statement”), which is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

1.
Form of Amended and Restated Declaration of Trust of the Registrant (incorporated by reference to Exhibit (a)(8) of Pre-Effective Amendment No.1 to the Registration Statement on Form N-2 (File No. 333-266378), filed on March 31, 2023).

2.	Form of Bylaws of the Registrant (incorporated by reference to Exhibit (b) of Pre-Effective Amendment No.1 to the Registration Statement on Form N-2 (File No. 333-266378), filed on March 31, 2023).

3.
Form of Distribution Reinvestment Plan (incorporated by reference to Exhibit (e) of Pre-Effective Amendment No.1 to the Registration Statement on Form N-2 (File No. 333-266378), filed on March 31, 2023).

4.	Form of Subscription Agreement (incorporated by reference to Appendix A of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-266378), filed on March 31, 2023).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 10, 2023

T. ROWE PRICE OHA SELECT PRIVATE CREDIT FUND

	By:	/s/ Gerard Waldt
Name: Gerard Waldt
Title: Chief Financial Officer